Exhibit 10(p)
Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

Mr. Leslie Moonves
c/o CBS Corporation
51 West 52nd Street
New York, NY 10019

Dear Mr. Moonves:	December 11, 2014

This letter agreement amends and restates the letter agreement between you (hereinafter referred to as the “Executive”) and CBS Corporation (hereinafter referred to as “CBS” or “Employer”) dated May 2, 2012, including Schedule A thereto, and serves to supplement certain provisions of Executive’s employment agreement with CBS dated December 11, 2014 (as such agreement may be amended from time to time, the “Employment Agreement”).  Capitalized terms used in this letter agreement without definition have the meanings assigned to them in the Employment Agreement.

Following the end of the Original Employment Term or, if earlier, upon termination of Executive’s employment without Cause or with Good Reason, paragraph 12(a) of the Employment Agreement provides that Executive’s employment with CBS will automatically continue, unless Executive notifies CBS in writing to the contrary, as an Advisor for up to an additional five years. Although a minimum level of advisory services is required during the Advisor Period, Executive is not required to provide services as a Producer unless and until Executive provides CBS with the Producer Notice referenced in paragraph 12(c) of the Employment Agreement.

Subject to Executive providing the Producer Notice, the terms set forth on Exhibit A attached hereto shall, effective as of the date on which the Advisor Period commences (the “Commencement Date”), constitute the material terms of a binding production agreement between Executive and CBS if the parties do not reach an agreement on the terms of a binding, long-form production agreement within sixty (60) days following the Commencement Date, as set forth in paragraph 12(c) of the Employment Agreement.

To acknowledge your agreement to the foregoing, please sign, date and return this letter to me.

Very truly yours,

CBS CORPORATION

		By:	/s/ Anthony G. Ambrosio
Anthony G. Ambrosio
Accepted and Agreed:			Senior Executive Vice President,
Chief Administrative Officer and
Chief Human Resources Officer
/s/ Leslie Moonves
Leslie Moonves
Dated:	12/11/2014

EXHIBIT A

Short-Form Production Agreement

A. GENERAL PRODUCTION COMPANY TERMS:

1. Term: Four years guaranteed, starting from the Commencement Date. During the 60-day period ending on the second anniversary of the Commencement Date, Executive shall have the option to notify Employer in writing that the Term shall be extended for an additional two-year period beyond the initial four-year term.

2. Overhead:  Employer to reimburse up to $4,000,000 per year for reasonably approved actual, direct, out of pocket expenses for Executive’s film, television and digital media overhead for each year of the Term, with 5% annual cumulative increases. Executive will make a one-time election whether or not offices will be on or off the lot. Employer’s obligation to provide Executive with an office and personal secretary under paragraph 12(e) of the Employment Agreement will be Employer’s exclusive obligation to fund an office and personal secretary for Executive (i.e., the overhead provided under this Section A.2 will not be used to reimburse expenses for additional office space or secretarial support for Executive’s use).

3. Discretionary Development Fund:  Up to $1,500,000 per year of the Term to develop film, television and digital media properties.  Deals must be made within customary Employer parameters.  Single project cap of $375,000 in television, $75,000 in digital media, and $375,000 in film.

B. TELEVISION PRODUCTION:

1. Guarantee:  $4,000,000 for each year of the Term, recoupable against all executive producing fees earned during the Term.

2. Exclusivity: During the Term, the services of Executive as an executive producer shall be exclusive to Employer in all forms of television development and production, except as set forth in this paragraph. Notwithstanding the foregoing, if Employer will not enter into a license agreement with a cable or satellite television network on a project initiated by Executive, then subject to case-by-case basis approval, Executive will have the right to render non-interfering services on such project for a third party, provided however, that Executive will provide for Employer to be included with a standard passive deal if a project Employer has invested in goes forward without Employer.

3. Pilot and Series Services:   Non-exclusive but meaningful and continuing executive producing services is required in connection with development and production of pilots, series and other television programming. Executive shall be locked for the life

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

of each production as the executive producer. Executive shall engage a full-time TV executive (charged against overhead) for additional oversight of each production.

4. Series Fixed Compensation:

a. Scripted Pilots and Series:  (i) One hour: $[***]; and (ii) Half Hour: $[***]. Series fees subject to 5% cumulative annual increases in subsequent production years. Fees intended for US broadcast network primetime series. A reduction of the executive producer fees shall be negotiated in good faith (consistent with then-customary parameters for top-of-market non-writing Executive Producer deals for such other outlets) for projects other than US broadcast network primetime.

b. Alternative Pilots and Series:  [***]% of approved budget with a cap of $[***] for network, reduced by all other Executive Producers (EPs) to $[***], and $[***] for cable, reduced by all other EPs to $[***]. Series fees subject to 5% cumulative annual increases in subsequent production years.

c. Other Productions:  Fees to be negotiated in good faith.

5. Contingent Compensation:

a. Defined Receipts (DR):  (i) Scripted Programs: [***]% of DR reduced on a dollar for dollar basis by contingent compensation payable to third parties to a hard floor of [***]% of DR.   (ii) Alternative Programs:  [***]% of DR reduced on a dollar for dollar basis by all contingent compensation payable to third parties to a hard floor of [***]% of DR.

Agency package commissions will be off the top.  Executive to have approval over all third party participations, which shall not be unreasonably withheld.

b. Vesting:  1/3 on completion of actual services for pilot or first episode; 1/3 on completion of actual services for first season EP services and 1/3 upon completion of actual services for second season EP services.

c. Definition:  DR definition will be no less favorable than any DR definition of Employer for a term deal entered into or in effect during the three years preceding the commencement of the Term.  Notwithstanding the foregoing, the definition will have distribution fees no higher than [***]%, an overhead fee of no higher than [***]%; a home video royalty of no less than [***]% with [***] distribution fee on the royalty; and any other digital revenue will be treated consistent with the then current top level definition at Employer.

d. Product Integration:  On alternative programming, [***]% of product integration revenues will be included in Gross Receipts.

e. Merchandising:  will be accounted for in a manner consistent with the treatment and contractual language afforded to the top level deal offered by Employer to any other producer.

f. Soundtrack: will be accounted for in a manner consistent with the treatment and contractual language afforded to the top level deal offered by Employer to any other producer.

6. Third Party Penalties: Any series penalties paid by a third party network for a project developed by Executive hereunder will be paid as follows: a) 100% to Employer until recoupment of all third party direct development costs relating to the project and b) the balance 50% to Executive and 50% to Employer.

7. Credits:

a. Executive Producer:  Executive and up to two additional persons in his company to receive an executive producer credit in the same on screen location as other executive producer credits, all subject to studio and network standard approvals.

b. Production Credit:  Separate and single logo card credit in the end titles, which may be still or moving, subject to then current policies.

8. Consultation/Controls:  Mutual creative controls.  Consultation on all key business and distribution matters to the extent practicable.

9. Production Offices:  In addition to the overhead provisions, one office, parking and assistant at the production offices for the applicable program.

10. Derivative Works:  Customary first class provisions with respect to Executive’s first opportunity or passive participation in derivative productions based on the original television program, subject to Studio’s then-current top level provisions.

C. DIGITAL MEDIA:

During the Term, Employer shall have a first look at all concepts, properties or business plans owned and controlled by Executive intended for digital media/internet. In the event Employer accepts a digital media project or business plan submitted by Executive, then the parties shall negotiate the terms of the agreement (which may be a work for hire, co-production or equity investment, as Executive shall determine) in good faith for a period of 30 days.  If the parties are unable to reach an agreement within said 30-day period, Employer will submit in writing the final financial terms that Employer is willing to accept.  If Executive is not willing to accept such financial terms, Executive may set up the project with a third party, provided that Executive shall not enter into an agreement on financial terms that are equal to or less favorable

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

than the final offer by Employer, without first giving Employer an opportunity to match.

D. NETWORK COMMITMENTS:

1. First Look:  Employer to have first look at all Executive/CBS Studios television projects.  Executive must submit a minimum of three projects per season for the series commitment.

2. Commitment: Employer shall order a minimum number of series from Executive during the Term equal to the number of years in the Term (i.e., a minimum of 4 series, unless the option described in Section A.1 is exercised, in which case the minimum increases to 6 series), provided that Employer is not required to order at least one series per year of the Term. A series commitment may be fulfilled by an order of no less than [***] episodes of a new series, inclusive of pilot. If less than [***] episodes are produced, the penalty set forth in Section D.3 below will be reduced by the executive producer fee paid (or credited) for the number of episodes actually produced. Each series order will be subject to the then current imputed license fee structure and shall be on the most favorable terms / license fees / structure of any other deals between CBS Studios and its profit participants during the Term.

3. Penalty:  If Executive has fulfilled the submission requirement, for each series commitment not ordered to production by Employer during the Term, Executive shall receive a payment of $[***], payable upon expiration of the Term. The penalty payment shall not be a recoupable cost against any project set up with a third party or against any project produced by Executive hereunder.

E. FILM PRODUCTION:

1. First Look: During the Term, Employer or CBS Films shall have a first look at all properties owned and controlled by Executive and intended to be produced as a theatrical motion picture. In the event Executive renders producing services for a third party in connection with a motion picture which commences production during the Term, Executive shall require the third party to pay Employer the sum of $300,000 as overhead reimbursement.

2. Services:  Nonexclusive but meaningful and continuous producer services are required during development, pre-production and continuing through completion of principal photography; thereafter, such services will be non-exclusive (but without material interference) through delivery of the picture. Executive shall engage a full time film executive (charged against overhead) for additional oversight of each production.

3. Fixed Producing Fee.  $[***] (which will be applicable against any FDAGR (defined below))

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

4. Contingent Compensation:

a. [***]% of the “Adjusted Accountable Receipts” (i.e., subject to Section E.5 below, “Gross Receipts” remaining after deduction of “Third Party Distribution/Servicing Fees”, “Distribution Costs”, “Negative Cost” and any third-party contingent compensation payable prior to their being Adjusted Accountable Receipts, including box office and awards bonuses) until CBE [***]% (defined below);
b. Escalating to [***]% of “Adjusted Gross Receipts” at CBE [***]% (i.e., subject to Section E.5 below, the point at which “Standard Net Proceeds” are first payable applying a [***]% distribution fee (unless an actual distribution fee is charged by any unaffiliated sub-distributor in any particular territory with respect to the Gross Receipts derived by such sub-distributor in such territory, in which case such distribution fee shall be included for purposes of such calculation));
c. Escalating to [***]% of Adjusted Gross Receipts at CBE [***]% (i.e., subject to Section E.5 below, the point at which Standard Net Proceeds are first payable applying a [***]% distribution fee (unless an actual distribution fee is charged by any unaffiliated sub-distributor in any particular territory with respect to the Gross Receipts derived by such sub-distributor in such territory, in which case such distribution fee shall be included for purposes of such calculation));

d. Escalating to [***]% of Adjusted Gross Receipts at CBE [***]% (i.e., subject to Section E.5 below, the point at which Standard Net Proceeds are first payable applying a [***]% distribution fee (unless an actual distribution fee is charged by any unaffiliated sub-distributor in any particular territory with respect to the Gross Receipts derived by such sub-distributor in such territory, in which case such distribution fee shall be included for purposes of such calculation));

e. Escalating to [***]% of Adjusted Gross Receipts after IABE, reduced by an amount equal to the aggregate of all third party contingent compensation (howsoever characterized) payable in connection with the picture from and after IABE until Executive’s percentage is reduced to an amount equal to [***]% of Adjusted Gross receipts from and after IABE; provided, however, that the dollar amount of Executive’s percentage of Adjusted Gross Receipts shall never be less than an amount equal to [***]% of Adjusted Accountable Receipts.

If CBS Films elects, in its sole discretion, to pay a first-dollar Adjusted Gross Receipts participation to any other person (other than a financier and/or distributor) engaged to render services in connection with the picture, then, in lieu of the Contingent Compensation set forth above, Executive will be entitled to receive [***]% of first-dollar Adjusted Gross Receipts until CBE [***]%; escalating to [***]% of Adjusted Gross Receipts at CBE [***]%; escalating to [***]% of Adjusted Gross Receipts at CBE [***]%; escalating to [***]% of Adjusted Gross Receipts at CBE [***]%; and escalating to [***]% of Adjusted

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

Gross Receipts after IABE, reduced by an amount equal to the aggregate of all third party contingent compensation (howsoever characterized) payable in connection with the picture from and after IABE until Executive’s percentage is reduced to an amount equal to [***]% of Adjusted Gross Receipts from and after IABE (collectively, the “FDAGR”). For the avoidance of doubt, any FDAGR payment to Executive is subject to deduction of an amount equal to the Fixed Producing Fee. The FDAGR is subject to automatic reduction (on a pro-rata basis with other FDAGR participants) to stay inside an all-inclusive cap of [***]% of FDAGR, and there will be an over-budget penalty equal to [***]% of all such over-budget amounts deducted from [***]% of the FDAGR participation otherwise payable until such time as the over-budget amount is recouped by CBS Films. Executive will be entitled to “recapture” such over-budget withheld amount out of an additional participation equal to [***]% of Adjusted Gross Receipts after CBE [***]%.

The percentages of Adjusted Accountable Receipts and Adjusted Gross Receipts above are consistent with CBS Films’ current general policy/practice for converting an “A+ producer” first-dollar gross receipts back-end precedent. If such general conversion policy/practice changes at CBS Films, then the parties shall discuss in good faith any adjustment to the above-referenced percentages of Adjusted Accountable Receipts and Adjusted Gross Receipts (any such agreed adjustments will apply prospectively – i.e., to subsequently “greenlit” films).

5. Definition:  The definition of “Adjusted Accountable Receipts,” Adjusted Gross Receipts,” “Standard Net Proceeds,” “CBE,” “IABE,” “Gross Receipts,” “Third Party Distribution/Servicing Fees,” “Distribution Costs,” and “Negative Cost,” as well as the over-budget penalty provision set forth in Section E.4 above, shall be no less favorable to Executive than any definition accorded to third party producers, writers, directors or actors by CBS Films in the 3 years preceding the commencement of the Term.  In calculating Adjusted Accountable Receipts, the video royalty shall be [***]%; and all VOD, SVOD; AVOD; FVOD; EST and other similar digital streaming shall be included in gross receipts at [***]% of revenues. In calculating Adjusted Gross Receipts after each CBE break-point, the video royalty will be [***]% (provided that the applicable CBE break-point will be calculated using a [***]% royalty); and all VOD, SVOD; AVOD; FVOD; EST and other similar digital streaming will be included in gross receipts at [***]% of revenues (provided that the applicable CBE break-point will be calculated using a [***]% royalty). In calculating any FDAGR, the video royalty will be [***]% (as well as for purposes of calculating the applicable CBE break-point); and all VOD, SVOD; AVOD; FVOD; EST and other similar digital streaming will be included in gross receipts at [***]% of revenues (as well as for purposes of calculating the applicable CBE break-point). The overhead fee to CBS Films shall be no greater than [***]% and capped at no more than $[***] and the Ad Overhead fee shall be no greater than [***]% and capped at no more than $[***].

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

6. Ancillary Rights:

a. Music Publishing:  [***]% of net publishing receipts payable as a separate pot. Net publishing receipts will be defined as gross receipts less a [***]% administrative fee, direct costs (including payments to third parties), third party participations and third party collection fees.

b. Soundtrack:  Separate royalty of [***]% of net soundtrack receipts. Net soundtrack receipts will be defined as gross receipts received by CBS Films less a [***]% administration fee, direct costs (including payments to third parties), soundtrack royalties payable to all recording artists, record producers and music supervisors, third party participations and third party collection fees. Executive’s soundtrack royalty will be computed and defined in the same manner as between CBS Films and the record company.

c. Merchandising: [***]% of net merchandising receipts payable as a separate pot. Net merchandising receipts will be defined as gross receipts received by CBS Films less a [***]% administration fee, direct costs (including payments to third parties), third party participations and third party collection fees.
No sums received by CBS Films in connection with the exploitation of music publishing, soundtrack recordings or merchandising will be included in the Gross Receipts of the picture for purposes of computing Executive’s Contingent Compensation above in Section E.4.

7. Credits:

a. Producer Credit:  Individual producer credit (may be shared only with star/director/financier/distributor baggage), on a separate card (even if any individual producer credit is accorded to baggage), on prints and in paid ads issued by or under CBS Films’ direct control, in each case, in first position. Executive can also designate 1 executive producer credit and 1 co-producer credit.

b. Production Credit:  On screen (at the beginning of the picture), on a separate card and in paid ads issued by or under CBS Films’ direct control above or before the regular (i.e., not artwork) title, in each case, in first position.
c. Logo Credit:

i. Animated logo credit on screen in the main titles (at the beginning of the picture if CBS Films’ animated logo credit is there, and otherwise at the end of the picture; the order of all animated logos shall be determined by CBS Films (i.e., it may appear after the logo(s) of any financiers and/or distributors, but it must precede the logo of any other non-financing or non-distributing production company entity). Notwithstanding the foregoing, with respect to non-U.S. versions of the picture, if the addition of Executive’s animated logo causes there to be more than three (3) animated logos (inclusive of CBS Films’ and any other financiers’ and/or distributors’ logos, but not counting logos to other production companies) on the picture, then CBS Films shall have the right (to be exercised in good faith and consistent with CBS Films’ customary practices for “A+ producers”) to remove Executive’s animated logo and replace it with a static logo following the end titles of the picture. CBS Films is not obligated to accord Executive an animated logo in any trailers, advertising “spots” or other publicity or promotional materials, but must appear if any third party logo appears (i.e., other than CBS Films’ logo).

ii. Executive will be accorded a “bug” logo in the billing block of paid ads where CBS Films’ bug logo also appears.

iii. Executive’s animated logo will be the same length (or shorter at Executive’s election) as the CBS Films’ animated logo and Executive’s “bug” logo will be the same size as CBS Films’ “bug” logo.

8. Executive Cut.  Subject to customary conditions and picture specifications, Executive will be entitled to one (1) cut and one (1) preview after the last contractual cut of the director (unless the director has “final cut”), provided that, at CBS Films’ election, Executive’s preview will be a “friends-and-family” preview, rather than a “public” preview (CBS Films will make such election following a discussion between Executive and the CEO of CBS Films about Executive’s cut).

9. Approvals:  Mutual approval (with CBS Films having the tie-breaker at all times) with respect to selection of screenwriter(s), the director, the final screenplay, production budget, production and post-production schedules, key locations, music, principal cast members, line producer, key crew (i.e., film editor, director of photography, production designer, composer, costume designer and casting director) and other key creative matters.  Executive will have consultation on the initial theatrical advertising campaign and release pattern of the Picture (i) in the U.S. and (ii) in any major foreign territory, solely to the extent CBS Films has an approval or consultation right with respect thereto (if CBS Films only has a consultation right in a major foreign territory, such right will be shared with Executive; and if CBS Films has neither an approval nor consultation right in a major foreign territory, then it will ask the applicable sub-distributor to provide Executive the aforementioned consultation right, provided that CBS Films does not guarantee any such consultation right), but CBS Films’ decision shall be final and binding at all times.

10. Progress to Production/Turnaround and Derivative Works. No less favorable terms than those accorded to any other producer or director by CBS Films.

In the event Employer terminates the Producer Period under circumstances described in paragraph 12(i)(iii) of the Employment Agreement, Executive shall be entitled to receive his overhead reimbursement, television guaranteed compensation and network penalty payments for the duration of the Term of this production agreement, subject to the existing provisions of paragraphs 12(j) and (k).